Exhibit 99.1

Verastem Oncology Appoints Robert E. Gagnon as Chief Financial Officer

BOSTON, MA —August 29, 2018 — Verastem, Inc. (Nasdaq: VSTM) (Verastem Oncology or the Company), focused on developing and commercializing medicines to improve the survival and quality of life of cancer patients, today announced the appointment of Robert E. Gagnon, an experienced financial executive, as Chief Financial Officer, effective August 28, 2018.  Mr. Gagnon was most recently Chief Financial Officer at Harvard Bioscience, Inc. a global developer, manufacturer, and marketer of a broad range of tools to advance life science research and regenerative medicine.   Prior to this, he served as Executive Vice President, Chief Financial Officer and Treasurer at Clean Harbors, Inc., as well as Chief Accounting Officer and Controller at Biogen Idec, Inc. Earlier, he worked in a variety of senior positions at Deloitte & Touche, LLP, and Price Waterhouse Coopers, LLP. He holds an M.B.A. from the MIT Sloan School of Management and a Bachelor of Arts degree in accounting from Bentley College.

Robert Forrester, Chief Executive Officer of Verastem Oncology, commented, “Rob brings a tremendous amount of high-level financial and commercial experience at a pivotal moment for our organization as we move from being purely a development company to one that also has a commercial business. We are very fortunate to have him serve as our new Chief Financial Officer. His experience heading global finance operations, and his overall business acumen, will be a great asset to us as we execute on our growth strategy.”

“I am honored to join a company that is committed to deliver on its ambition of bringing medicines to market that improve the survival and quality of life of cancer patients,” said Mr. Gagnon.  “I am excited to have this opportunity to work with an impressive leadership team as we prepare for a potential product launch of duvelisib in the U.S. and as we execute on the company’s growth strategy and financial goals.”

Equity Awards

In connection with the hiring of Mr. Gagnon, effective August 28, Verastem Oncology granted to Mr. Gagnon stock options to purchase an aggregate of 450,000 shares of Verastem Oncology’s common stock and 50,000 restricted stock units (RSUs) pursuant to the Nasdaq inducement grant exception as an inducement material to Mr. Gagnon’s acceptance of employment with Verastem Oncology in accordance with Nasdaq Listing Rule 5635(c)(4). A stock option to purchase 350,000 shares of Verastem Oncology’s common stock will vest as to 25% of the shares on the first anniversary of the date of hire and as to an additional 6.25% of the shares at the end of each successive three-month period following the first anniversary of the date of hire, provided that Mr. Gagnon continues to serve as an employee of or other service provider to Verastem Oncology on each such vesting date. A stock option to purchase 100,000 shares will vest in full upon achievement of certain net sales targets of duvelisib, provided that Mr. Gagnon continues to serve as an employee of or other service provider to Verastem Oncology on the vesting date. Both stock options have an exercise price equal to $9.43, the closing price of Verastem Oncology’s common stock as reported by Nasdaq on August 28, 2018 .  The RSUs will vest as to 100% of the shares on the first anniversary of the date of hire.

About Verastem Oncology

Verastem, Inc. (Nasdaq:VSTM), operating as Verastem Oncology, is a biopharmaceutical company focused on developing and commercializing medicines to improve the survival and quality of life of cancer patients. Verastem Oncology is currently developing duvelisib, a dual inhibitor of PI3K-delta and PI3K-gamma, which has successfully met its primary endpoint in a Phase 2 study in indolent non-Hodgkin lymphoma and a Phase 3 clinical trial in patients with chronic lymphocytic leukemia/small lymphocytic lymphoma (CLL/SLL). Verastem Oncology’s New Drug Application (NDA) requesting the full approval of duvelisib for the treatment of patients with relapsed or refractory CLL/SLL, and accelerated approval for the treatment of patients with relapsed or refractory follicular lymphoma (FL) was accepted for filing by the U.S. Food and Drug Administration, granted Priority Review and assigned a target action date of October 5, 2018. In addition, Verastem Oncology is developing the focal adhesion kinase (FAK) inhibitor defactinib, which is currently being evaluated in four separate clinical collaborations in combination with immunotherapeutic agents for the treatment of several different cancer types, including pancreatic cancer, ovarian cancer, non-small cell lung cancer (NSCLC), and mesothelioma. Verastem Oncology’s product candidates seek to treat cancer by modulating the local tumor microenvironment and enhancing anti-tumor immunity.

For more information, please visit www.verastem.com

Forward-looking statements notice:

This press release includes forward-looking statements about Verastem Oncology’s strategy, future plans and prospects, including statements regarding Verastem Oncology’s future financial position, objectives of management, the development and activity of Verastem Oncology’s investigational product candidates, including duvelisib and defactinib, and Verastem Oncology’s PI3K and FAK programs generally, the structure of its planned and pending clinical trials, Verastem Oncology’s financial guidance and the timeline and indications for clinical development, regulatory submissions and commercialization activities. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks that approval of Verastem Oncology’s New Drug Application for duvelisib will not occur on the expected timeframe or at all, including by the U.S. Food and Drug Administration’s target action date; that even if data from clinical trials is positive, regulatory authorities may require additional studies for approval and the product may not prove to be safe and effective; that the preclinical testing of Verastem Oncology’s product candidates and preliminary or interim data from clinical trials may not be predictive of the results or success of ongoing or later clinical trials; that a filing of a European Marketing Authorization Application may not be achieved; that the full data from the DUO™ study will not be consistent with the previously presented results of the study; that data may not be available when expected, including for the Phase 3 DUO study; that the degree of market acceptance of product candidates, if approved, may be lower than expected; that the timing, scope and rate of reimbursement for Verastem Oncology’s product candidates is uncertain; that there may be competitive developments affecting its product candidates; that data may not be available when expected; that enrollment of clinical trials may take longer than expected; that Verastem Oncology’s product candidates will cause unexpected safety events or result in an unmanageable safety profile as compared to their level of efficacy; that duvelisib will be ineffective at treating patients with lymphoid malignancies; that Verastem Oncology will be unable to successfully initiate or complete the clinical development and eventual commercialization of its product candidates; that the development and commercialization of Verastem Oncology’s product candidates will take longer or cost more than planned; that Verastem Oncology may not have sufficient cash to fund its contemplated operations; that Verastem Oncology or Infinity Pharmaceuticals, Inc. will fail to fully perform under the duvelisib license agreement; that Verastem Oncology may be unable to make additional draws under its debt facility or obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity, debt financing or otherwise; that Verastem Oncology will not pursue or submit regulatory filings for its product candidates, including for duvelisib in patients with CLL/SLL or iNHL; and that Verastem Oncology’s product candidates will not receive regulatory approval, become commercially successful products, or result in new treatment options being offered to patients. Other risks and uncertainties include those identified under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, its Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission (SEC) on March 13, 2018 and in any subsequent filings with the SEC. The forward-looking statements contained in this press release reflect Verastem Oncology’s views as of the date hereof, and the Company does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACTS:

Verastem Oncology

Marianne M. Lambertson

Vice President, Corporate Communications

781-292-4273

mlambertson@verastem.com